Principal Funds, Inc. 711 High Street, Des Moines, IA 50392 515 247 5111 tel
December 28, 2020
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549
RE:    Principal Funds, Inc.
Post-Effective Amendment No. 272 to Registration Statement on Form N-1A
File No. 033-59474
I am Counsel for the above-referenced Registrant and have reviewed the attached post-effective amendment, which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b).
Sincerely,
/s/ Britney L. Schnathorst
Britney L. Schnathorst
Assistant Counsel and Assistant Secretary, Registrant
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